UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 13, 2023

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

(213) 642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2023, NovAccess Global Inc. (“NovAccess,” the “company” or “we”) entered into non-qualified stock option agreements and granted vested ten-year options to purchase shares of the company’s common stock for $0.175 a share, the closing price on the grant date. We issued options to purchase a total of 3,542,857 shares as follows: (a) 857,143 to each of our independent directors, Jason M. Anderson and John A. Cassarini; (b) 428,571 to Neil J. Laird, our chief executive officer, and 571,429 to Dr. Christopher Wheeler, president of our StemVax Therapeutics subsidiary; (c) 57,143 to each of our scientific advisory board members; and (d) the remaining 542,857 to staff members and other officers.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuances of the stock options to our independent directors, officers, scientific advisory board members, and staff were exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated March 16, 2023	/s/ Dwain K. Irvin By Dwain K. Irvin, Chief Executive Officer